Exhibit 99.2

PRSRT STD
U.S.Postage
PAID
Permit #113
Greenville, SC

Greer Bancshares Incorporated

GREER BANCSHARES INCORPORATED
Post Office Box 1029
Greer, South Carolina 29652-1029

Greer
Bancshares
Incorporated

CONSOLIDATED QUARTERLY FINANCIAL STATEMENTS
September 30, 2008

POST OFFICE BOX 1029
GREER, SC 29652

Message to Shareholders

Greer Bancshares Incorporated

October 30, 2008

Dear Shareholders and Friends:

In our last shareholder letter dated July 25, 2008, we reported to you that while we were not as a company “engaged in the business of originating or servicing of sub-prime mortgage loans...we are certainly not immune to the effects of our national economic condition.” These words now seem prophetic as we look back on our third quarter, which included a substantial impairment of a Fannie Mae preferred stock investment, which was rated an “investment grade” security through June of 2008. This impairment came about as a result of the U.S. Treasury’s conservatorship action with Fannie Mae and Freddie Mac, and the resulting suspension of the dividend on the preferred stock that many large banks, insurance companies and community banks like Greer State Bank held in their investment portfolios.

We will, therefore, take this non-cash “other than temporary impairment” (OTTI) charge in the third quarter, which amounts to just under $8 million. We will receive the tax benefit associated with this write-down in the fourth quarter, which will serve to offset this loss by approximately $2.5 million.

During the quarter, loan loss reserves were increased to ensure we had adequate reserves according to our loan loss model. Our loan loss reserves stand at 1.17% of total loans as of September 30, 2008, up from 0.85% of total loans as of December 31, 2007, and are reflective of our current economic environment.

The Federal Reserve met October 29th to discuss monetary policy, which led to a 50 basis point cut in the fed funds rate. As a result there will most certainly be a corresponding drop in the Prime lending rate. We have now witnessed a 375 basis point decrease in Prime since September 18, 2007, which is very significant, given the speed at which assets re-price relative to the Bank’s liabilities. While any further fed funds rate decreases will continue to hamper margins, we will look to take advantage of this opportunity to acquire long term funding if possible, at these lower rates, which should prove favorable as the yield curve steepens in future years. Nonetheless, we look for 2009 to be a difficult earnings environment as margins will remain significantly compressed.

The Board of Directors, with input from numerous resources, is in the process of evaluating options related to enhancement of our capital position. Our objectives with respect to capital are to be “well capitalized” from a regulatory perspective, to maintain appropriate capital levels sufficient to weather extended negative economic conditions and, lastly, to support continued corporate growth on a moderated basis.

Following are financial highlights as of September 30, 2008:

•	total assets stand at $429.6 million, up 20%, or $71.6 million in comparison to September 30, 2007;

•	total net loans grew to $296.0 million, up 16.4% in the past twelve months;

•	total deposits have increased by $51.9 million, or 22.7%, in the past twelve months, with an $11.5 million increase in DDA, savings and money market balances;

•	year to date net loss was $6.1 million in comparison to net income of $1.7 million for the first nine months of 2007;

Again, the year to date figures above do not include the tax benefit of the OTTI write-down, which will positively impact fourth quarter earnings by approximately $2.5 million.

We will continue to work diligently to position ourselves to weather current market conditions and take advantage of opportunities in the areas of funding costs, operational expense control and core client and deposit acquisition. We are appreciative of your support, especially in these uncertain economic and political times.

As always, we welcome your comments for improving your Company and our communications with you.

Walter M. Burch	Kenneth M. Harper
Chairman of the Board	President & Chief Executive Officer

BALANCE SHEET

As of September 30, 2008

Unaudited

	In 000’s
	9/30/08	12/31/07
Assets

Cash and due from banks	$7,396	$7,049
Federal funds sold	2,751	—
Interest bearing deposits	967	426
Investment securities:
Held to maturity	16,709	19,586
Available for sale	81,253	79,565
Loans, less allowance for loan losses	296,032	260,778
Premises and equipment, net	6,336	6,573
Accrued interest receivable	1,904	2,448
Restricted stock	5,510	4,943
Other assets	10,746	8,337

Total Assets	$429,604	$389,705

Liabilities

Deposits
Non-interest bearing	$33,177	$30,396
Interest bearing	247,649	214,197

Total deposits	280,826	244,593

Short term debt	3,000	3,004
Long term debt	125,341	113,441
Other liabilities	4,183	4,231

Total Liabilities	413,350	365,269

Stockholders Equity:

Common stock	12,433	12,409
Additional paid in capital	3,383	3,260
Retained earnings	1,150	8,610
Accumulated other comprehensive income	(712)	157

Total Stockholders Equity	16,254	24,436

Total Liabilities and Stockholders equity	$429,604	$389,705

STATEMENTS OF INCOME

As of September 30, 2008

Unaudited

	For the Quarter Ended		Year-to-Date
	In 000’s
	9/30/08	9/30/07	9/30/08	9/30/07
Interest income
Loan (including fees)	$4,682	$5,311	$13,911	$15,413
Investment securities:
Taxable	1,210	725	3,485	2,260
Exempt from federal taxes	222	245	695	735
Federal funds sold	4	2	36	84
Other	4	9	13	28

Total interest income	6,122	6,292	18,140	18,520

Interest expense
Int. on deposit accounts	1,854	2,032	5,853	6,128
Int. on other borrowings	1,285	1,176	3,790	3,293

Total interest expense	3,139	3,208	9,643	9,421

Net interest income	2,983	3,084	8,497	9,099

Provision for loan losses	928	30	1,469	1,679

Net interest income after provision for loan losses	2,055	3,054	7,028	7,420

Noninterest income
Customer service fees	219	213	649	677
Gain/(loss) on securities	—	—	200	—
Other operating income	433	397	1,580	1,173

Total noninterest income	652	610	2,429	1,850

Noninterest expense
Salaries, wages & benefits	1,250	1,440	4,387	4,253
Occupancy and equipment	245	252	695	696
Postage and supplies	76	75	236	230
Impairment loss on Investment securities	7,935	—	7,935	—
Other operating expenses	665	561	2,314	1,757

Total noninterest expense	10,171	2,328	15,567	6,936

Income (loss) before taxes	(7,464)	1,336	(6,110)	2,334
Provision (benefit) for income taxes	(271)	403	7	586

Net income (loss)	$(7,193)	$1,933	$(6,117)	$1,748

Unrealized (gain)/loss on available-for-sale securities	(4,495)	509	(5,644)	(96)

Less reclassification adjustments for (gains)/losses included in net income	4,919	—	4,795	—

Comprehensive income (loss)	$(6,769)	$1,442	$(6,986)	$1,652

Weighted average shares outstanding:	2,487	2,481	2,485	2,478

Earnings (loss) per common basic share	$(2.89)	$0.38	$(2.46)	$0.71

Earnings (loss) per common diluted share	$(2.89)	$0.38	$(2.46)	$0.70

*********************************

Forward-looking and cautionary statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Such statements relate to, among other things, future economic performance, plans and objectives of management for future operations, and projections of revenues and other financial items that are based on the beliefs of management, as well as assumptions made by, and information currently available to, management. The words “may,” “will,” “anticipate,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “may,” and “intend,” as well as other similar words and expressions, are intended to identify forward-looking statements. Actual results may differ materially from the results discussed in the forward-looking statements. The Company’s operating performance is subject to various risks and uncertainties including, without limitation:

•	significant increases in competitive pressure in the banking and financial services industries;

•	changes in the interest rate environment which could reduce anticipated or actual margins;

•	changes in political conditions or the legislative or regulatory environment;

•	the level of allowance for loan losses;

•	the rate of delinquencies and amounts of charge-offs;

•	the rates of loan growth;

•	adverse changes in asset quality and resulting credit risk-related losses and expenses;

•

general economic conditions, either nationally or regionally and especially in our primary service area, becoming less favorable than expected resulting in, among other things, a deterioration in credit quality;

•	changes occurring in business conditions and inflation;

•	changes in technology;

•	changes in monetary and tax policies;

•	loss of consumer confidence and economic disruptions resulting from terrorist activities;

•	changes in the securities markets; and

•	other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.

For a description of factors which may cause actual results to differ materially from such forward-looking statements, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and other reports from time to time filed with or furnished to the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on any forward-looking statements as these statements speak only as of the date when made. The Company undertakes no obligation to update any forward-looking statements made in this release..

Greer Bancshares Incorporated and Greer State Bank
Directors

GREER STATE BANK

OFFICE LOCATIONS

MAIN OFFICE &

GREER FINANCIAL SERVICES

1111 West Poinsett Street

Greer, South Carolina 29650

BRANCH OFFICES

601 North Main Street

Greer, South Carolina 29650

871 South Buncombe Road

Greer, South Carolina 29650

3317 Wade Hampton Boulevard

Taylors, SC 29687

COMMERCIAL & MORTGAGE

LOAN PRODUCTION OFFICE

103 C-2 Regency Commons Drive

Greer, SC 29650

864/877-2000

“TELEBANKER” - 864/879-2265

www.greerstatebank.com

Member FDIC

Mark S. Ashmore	Steven M. Bateman
Ashmore Bros., Inc./Century	Steven M. Bateman, CPA
Concrete	Owner
President
Walter M. Burch	Raj K. S. Dhillon
Retired	Motel Owner and
The Greer Citizen	Land Developer
Former Co-Publisher/General Manager

Gary M. Griffin	Kenneth M. Harper
Mutual Home Stores	Greer State Bank
President & CEO
R. Dennis Hennett	Harold K. James
Retired	James Agency, Inc.
Greer State Bank	Real Estate and Insurance
Former CEO	Vice President/Broker In Charge
Paul D. Lister	David M. Rogers
Lister & Jeeter, CPAs, LLC	Joshua’s Way, Inc.
President	President
Theron C. Smith, III	C. Don Wall
Eye Associates of Carolina, P.A.	Professional Pharmacy of Greer
President	President
Greer State Bank Executive Officers
Kenneth M. Harper	J. Richard Medlock, Jr.
President & CEO	Executive Vice President/
Chief Financial Officer
Victor K. Grout
Executive Vice President &
Commercial Banking Manager
Greer Bancshares Incorporated
Kenneth M. Harper	J. Richard Medlock, Jr.
President & CEO	Secretary/Treasurer
Chief Financial Officer